As filed with the Securities and Exchange Commission
                              on October 2, 1997

                                           Registration No. 333-
   ======================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                   --------------------------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                  ----------------------------------------

                          CSB FINANCIAL GROUP, INC.
           (Exact name of registrant as specified in its charter)

              DELAWARE                     37-1336338
   (State or other jurisdiction of         (I.R.S. employer
   incorporation or organization)          identification no.)
                           200 South Poplar Street
                          Centralia, Illinois 62801
        (Address of principal executive offices, including zip code)

        CSB FINANCIAL GROUP, INC. 1997 NONQUALIFIED STOCK OPTION PLAN
                          (Full title of the plan)

                              K. Gary Reynolds
                    President and Chief Executive Officer
                          CSB Financial Group, Inc.
                           200 South Poplar Street
                         Centralia, Illinois   62801
                   (Name and address of agent for service)

                               (618) 532-1918
        (Telephone number, including area code, of agent for service)
                               With a copy to:

                            Christopher J. Zinski
                            Schiff Hardin & Waite
                              7200 Sears Tower
                           Chicago, Illinois 60606
                               (312) 258-5548
                           -----------------------

                       CALCULATION OF REGISTRATION FEE

                                    Proposed      Proposed
                        Amount      maximum        maximum
 Title of Securities    to be     offering price  aggregate        Amount of
  to be Registered    registered   per share     offering price  registration
                                      (1)          (1)                (1)

 Common Stock, par
 value $.01 per share   103,500    $12.375      $1,280,813         $389.00


   (1) Estimated on the basis of $12.375, the average of the bid and the asked price as quoted on the Nasdaq "Small-Cap" Market on September 26, 1997, pursuant to Rule 457(h).

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, which have been filed by CSB Financial Group, Inc. (the "Registrant"), are incorporated herein by reference:

        (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996;

        (b) The Registrant's Quarterly Report on Forms 10-QSB for the quarters ended December 31, 1996, March 31, 1997 and June 30, 1997;

        (c)  The Registrant's Current Report on Forms 8-K filed June 13,
             1997; and

        (d) The description of the Registrant's Common Stock, par value $.01 per share, contained in the Registrant's Form 8-A, filed with the Commission on August 23, 1995, registering Registrant's Common Stock under the Securities and Exchange Act of 1934.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

   ITEM 4.   DESCRIPTION OF SECURITIES.

         Not applicable.

   ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

   ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant is empowered by Section 145 of the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in the defense of any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the Registrant, or serving or having served at the request of the Registrant as a director, officer, employee or agent of another enterprise. The statute provides that this indemnification is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

        The Certificate of Incorporation and Bylaws of the Registrant provide, subject to certain procedures and limitations stated therein, that the Registrant shall indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in the defense of any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director or officer of the Registrant, or being or having been a director or officer of the Registrant and serving or having served at the request of the Registrant as a director, officer, employee or agent of another enterprise. The indemnification is not exclusive of other rights of indemnification to which a person may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

      The Registrant maintains an insurance policy under which its officers and directors, and the officers and directors of its subsidiary, Centralia Savings Bank, are insured, within the limits and subject to the limitations of the policy, against certain losses arising from any claim or claims made against them in their respective capacities of directors or officers. The policy also provides for reimbursement to the Registrant for any indemnification of such officers and directors.

   ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

   ITEM 8.   EXHIBITS.

        The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement on page 6 hereof.

   ITEM 9.   UNDERTAKINGS.

   The undersigned Registrant hereby undertakes:

   1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

   (a) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

   (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

   (c) Include any additional or changed material information on the plan of distribution.

   PROVIDED, HOWEVER, that paragraphs (a) and (b) above do not apply if the registration statement is on Form S-3 or S-8, and the information required to be included in a post-effective amendment is incorporated by reference from periodic reports filed by the Registrant under the Securities Exchange Act of 1934.

   2. That, for determining liability under the Securities Act of 1933 (the "Act"), treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

   3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


                                 SIGNATURES
        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form
   S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Centralia, State of Illinois, on the 31st day of July, 1997.

                                 CSB FINANCIAL GROUP, INC.
                                        (Registrant)


                                 By: /s/ K. Gary Reynolds
                                    -------------------------------
                                 K. Gary Reynolds
                                 President and Chief Executive Officer


                              POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that CSB Financial Group, Inc. and each of the undersigned officers and directors of CSB Financial Group, Inc. hereby constitute and appoint K. Gary Reynolds the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution for and in the name, place and stead of the undersigned, in any and all capacities, to sign all or any amendments (including post-effective amendments) of and supplements to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as said corporation itself and each said officer or director might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



    /s/ K. Gary Reynolds          President, Chief Executive    July 31, 1997
   ---------------------------    Officer and Director
   K. Gary Reynolds               (Principal Executive Officer,
                                  Principal Financial Officer and
                                  Principal Accounting Officer)

    /s/ Wesley N. Breeze          Director                      July 31, 1997
   ----------------------------
        Wesley N. Breeze

    /s/ A. John Byrne             Director                      July 31, 1997
   ----------------------------
        A. John Byrne


    /s/ Michael Donnewald         Director                      July 31, 1997
   ----------------------------
        Michael Donnewald


    /s/ Larry M. Irvin            Director                      July 31, 1997
   ----------------------------
        Larry M. Irvin


    /s/ W. Harold Monken          Director                      July 31, 1997
   ----------------------------
        W. Harold Monken

                                EXHIBIT INDEX
   EXHIBIT
   NUMBER                   DESCRIPTION                          PAGE NO.
   -------                  -----------                          --------

   5              Opinion of Schiff Hardin & Waite.                  6

   23.1           Consent of McGladrey & Pullen, LLP.                7

   23.2           Consent of Larsson, Woodyard & Henson, LLP         8

   23.3           Consent of Schiff Hardin & Waite
                  (contained in their opinion filed as
                  Exhibit 5).                                        -

   24             Powers of Attorney (contained on the
                  signature pages hereto).                           -















































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